CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Tax-Free Income Fund's 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Tax-Free Income Fund Post-Effective Amendment No. 36 to Registration Statement File No. 2-57653 and Amendment No. 28 to Registration Statement File Nos. 811-2704.




                                        ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 24, 1997